Exhibit 10.1

AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT

THIS AMENDMENT NO. 1 TO PURCHASE AND SALE AGREEMENT (this “Amendment”) is executed on May 30, 2013, by and among (i) PDC Energy, Inc., a Nevada corporation (“PDC”), CO and PA 1999D Limited Partnership, Colorado 2000B Limited Partnership, Colorado 2000C Limited Partnership, Colorado 2000D Limited Partnership, Colorado 2001A Limited Partnership, Colorado 2001B Limited Partnership, Colorado 2001C Limited Partnership, Colorado 2001D Limited Partnership, Colorado 2002A Limited Partnership, PDC 2002-B Limited Partnership, PDC 2002-C Limited Partnership, Rockies Region 2006 Limited Partnership and Rockies Region 2007 Limited Partnership, each a West Virginia limited partnership (each, a “Partnership,” and together with PDC, “Seller”), whose address is 1775 Sherman Street, Suite 3000, Denver, CO 80203, and (ii) Caerus Piceance LLC, a Colorado limited liability company (“Caerus Piceance”), Caerus Operating LLC, a Delaware limited liability company (“Caerus Operating”), and Caerus Washco LLC, a Colorado limited liability company (“Caerus Washco” and, together with Caerus Piceance, “Buyer”), whose address is 600 Seventeenth Street, Suite 1600N, Denver, CO 80202. Seller, Buyer and Caerus Operating are individually referred to herein as a “Party” or collectively as the “Parties.”

RECITALS:

WHEREAS, Seller, Buyer and Caerus Operating are parties to that certain Purchase and Sale Agreement executed on February 4, 2013, as amended by that certain letter agreement among the Parties executed on March 29, 2013 (the “Agreement”) (capitalized terms used herein but not defined in this Amendment shall have the meanings ascribed to them in the Agreement); and

WHEREAS, Seller, Buyer and Caerus Operating desire to amend the Agreement in the manner and upon the terms and conditions hereafter set forth.

NOW, THEREFORE, in consideration of the premises and of the mutual promises, representations, warranties, covenants, conditions and agreements contained herein, and for other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

1. General Amendment. All references in the Agreement (including in any Exhibit or Schedule) (a) to Caerus Piceance LLC as a Delaware limited liability company shall be replaced with a reference to Caerus Piceance LLC as a Colorado limited liability company, and (b) to Caerus Operating LLC as a Colorado limited liability company shall be replaced with a reference to Caerus Operating LLC as a Delaware limited liability company.

2. Amendment to Section 4.5(a). The penultimate sentence of Section 4.5(a) of the Agreement shall be deleted in its entirety and replaced with the following:

“If prior to June 30, 2013, Seller fails to obtain the Required Consents set forth on Schedule 4.5(a)(iii) then either Party shall have the right to terminate this Agreement in accordance with Section 11.1(g).”

3. Amendment to Section 11.1(d). Section 11.1(d) of the Agreement shall be deleted in its entirety and replaced with the following:

“(d) by Seller, if, through no fault of Seller, the Closing does not occur on or before the earlier of (i) three (3) business days following receipt of the Required Consents set forth on Schedule 4.5(a)(iii), and (ii) June 30, 2013;”

4. Amendment to Section 11.1(e). Section 11.1(e) of the Agreement shall be deleted in its entirety and replaced with the following:

“(d) by Buyer, if, through no fault of Buyer, the Closing does not occur on or before the earlier of (i) three (3) business days following receipt of the Required Consents set forth on Schedule 4.5(a)(iii), and (ii) June 30, 2013;”

5. Amendment to Section 11.1(g). Section 11.1(g) of the Agreement shall be deleted in its entirety and replaced with the following:

“(g) by Buyer or Seller, in the event that any Required Consent set forth on Schedule 4.5(a)(iii) is not obtained on or prior to June 30, 2013.”

6. Amendment to Exhibit C. Exhibit C to the Agreement shall amended adding the Contracts listed on Annex I to this Amendment and deleting the Contract listed on Annex II to this Amendment.

7. Agreements with Respect to Certain Contracts.

a. The Parties acknowledge that each of the Kinder Morgan FTA and the Cheyenne FTA listed on Annex I to this Amendment requires a waiver from the Federal Energy Regulatory Commission (“FERC”) in accordance with FERC’s capacity release policies (such waivers, the “FERC Waivers”) in order to assign such Contracts to Buyer. Schedule 4.5(a)(i) of the Agreement is hereby amended to add the Kinder Morgan FTA and the Cheyenne FTA, and the FERC Waivers shall hereafter be deemed to be Required Consents under the Agreement. From and after the date of this Amendment, Seller shall use reasonable efforts to obtain the FERC Waivers prior to Closing in accordance with Section 4.5(a) of the Agreement, and, if the FERC Waivers are not obtained prior to Closing, Seller (with Buyer’s assistance) shall use its reasonable efforts to obtain the FERC Waivers as promptly as possible following Closing in accordance with the terms and conditions of Section 4.5(a) of the Agreement.

b. The Parties agree that, notwithstanding anything to the contrary in the Agreement, but subject to obtaining the FERC Waivers described in paragraph 7(a) above, (i) at the Closing (or as soon thereafter as all applicable FERC Waivers are obtained), (a) Seller shall cause Riley Natural Gas Company, an affiliate of Seller (“Riley”), to deliver to Buyer a duly executed assignment and assumption agreement substantially in the form of the Assignment and Assumption Agreement attached to the Agreement as Exhibit E, pursuant to which Riley will assign to Caerus Washco LLC the Contracts listed on Annex I to this Amendment (the “Riley Assignment”), and (b) Caerus Washco LLC shall deliver to Seller a duly executed Riley Assignment; and (ii) Seller shall take all actions necessary to terminate the Contract listed on Annex II to this Amendment prior to or at the Closing (or as soon thereafter as the FERC Waivers are obtained). Section 12.3 of the Agreement is hereby amended to add the foregoing as obligations of the Parties to be performed at the Closing.

c. Notwithstanding anything in the Agreement or in this Amendment to the contrary, the Parties agree that none of the Contracts listed on Annex I to this Amendment shall be assigned to Buyer, and the Contract listed on Annex II to this Amendment shall not be terminated by Riley, until the FERC Waivers have been obtained.

d. Seller shall have no obligation to cause Riley to pay to Buyer, and Riley shall not be obligated to pay to Buyer, any proceeds earned by Riley under the Riley-PDC Contract (defined on Annex II to this Amendment), the Kinder-Morgan FTA or the Cheyenne FTA to the extent that such proceeds were earned between the Effective Time and March 31, 2013. Seller shall be obligated to cause Riley to pay to Buyer proceeds earned by Riley under the Riley–PDC Contract, the Kinder-Morgan FTA and the Cheyenne FTA to the extent that such proceeds were earned between April 1, 2013 and the date of assignment or termination of such agreements, as applicable.

8. Hedging Transactions. Schedule 8.4(f) of the Agreement shall be amended by adding the hedging transactions set forth on Annex III hereto, entered into on April 25, 2013 by and between PDC and the banking institutions set forth on Annex III (the “Additional Hedges”). The Parties hereby agree that the Additional Hedges shall constitute Hedging Transactions under the Agreement, and such Additional Hedges shall be transferred to, or novated in favor of, Caerus Operating in accordance with the terms and conditions of the Agreement. Notwithstanding the foregoing, no adjustment to the Purchase Price shall be made pursuant to Section 2.3(c)(6) or Section 2.3(d)(10) with respect to the gains or losses recognized by Seller between the Effective Time and the Closing Date with respect to the Additional Hedges that comprise Hedging Transactions.

9. Continuation of Agreement. From and after the execution date of this Amendment, all references to the Agreement set forth therein or in any other agreement or instrument shall, unless otherwise specifically provided, be references to the Agreement as amended by this Amendment and as may be further amended, modified, restated or supplemented from time to time by the Parties. This Amendment is limited as specified and shall not constitute or be deemed to constitute an amendment, modification or waiver of any provision of the Agreement except as expressly set forth herein. As amended hereby, the Agreement shall continue in full force and effect according to its terms.

10. Governing Law. THIS AMENDMENT AND ANY ARBITRATION OR DISPUTE RESOLUTION CONDUCTED PURSUANT HERETO SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE STATE OF COLORADO, WITHOUT REGARD TO ITS CHOICE OF LAW PRINCIPLES. SUBJECT TO SECTION 15.10 OF THE AGREEMENT, JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN DENVER COUNTY, COLORADO, AND THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY DISPUTE ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY BROUGHT IN SUCH COURTS OR ANY DEFENSE OF INCONVENIENT FORUM FOR THE MAINTENANCE OF SUCH DISPUTE.

11. Counterparts/Electronic Signatures. This Amendment may be executed and delivered in one or more counterparts, each of which when executed and delivered shall be an original, and all of which when executed shall constitute one and the same instrument. The exchange of copies of this Amendment and of signature pages by facsimile or by electronic image scan transmission in .pdf format shall constitute effective execution and delivery of this Amendment as to the Parties and may be used in lieu of the original Amendment for all purposes.

[Signature page follows.]

IN WITNESS WHEREOF, this Amendment has been signed by each of the Parties on the date first above written.

SELLER:

PDC ENERGY, INC.

By:	/s/ Lance A. Lauck
Name: Lance A. Lauck
Title: Senior Vice President – Corporate Development

CO AND PA 1999D LIMITED PARTNERSHIP

COLORADO 2000B LIMITED PARTNERSHIP

COLORADO 2000C LIMITED PARTNERSHIP

COLORADO 2000D LIMITED PARTNERSHIP

COLORADO 2001A LIMITED PARTNERSHIP

COLORADO 2001B LIMITED PARTNERSHIP

COLORADO 2001C LIMITED PARTNERSHIP

COLORADO 2001D LIMITED PARTNERSHIP

COLORADO 2002A LIMITED PARTNERSHIP

PDC 2002-B LIMITED PARTNERSHIP

PDC 2002-C LIMITED PARTNERSHIP

ROCKIES REGION 2006 LIMITED PARTNERSHIP

ROCKIES REGION 2007 LIMITED PARTNERSHIP

By: PDC ENERGY, INC., General Partner

By:	/s/ Lance A. Lauck
Name: Lance A. Lauck Title: Senior Vice President – Corporate Development

BUYER:

CAERUS OPERATING LLC

By:	/s/ David H. Keyte
Name: David H. Keyte
Title: Chief Executive Officer

CAERUS PICEANCE LLC

By:	/s/ David H. Keyte
Name: David H. Keyte Title: Vice President and Treasurer

CAERUS WASHCO LLC

By:	/s/ David H. Keyte
Name: David H. Keyte Title: Chief Executive Officer and Treasurer